EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of The Trade Desk, Inc. of our report dated February 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Trade Desk, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 16, 2022